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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 15, 2007
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, Level 3 Communications, Inc. (“Level 3 Inc.”) issued a press release regarding its decision to begin a search for a new chief financial officer. During the time period that Level 3 Inc. is conducting its search, its current chief financial officer, Sunit S. Patel, is expected to remain in that position. Mr. Patel (“Executive”) is Level 3 Inc.’s principal financial officer and an employee of Level 3 Communications, LLC (“Company”), a wholly owned subsidiary of Level 3 Inc.

On October 15, 2007, Company entered into a Retention Agreement with Executive (the “Retention Agreement”). The Retention Agreement provides for a term that is defined as the period of time from October 15, 2007, until the earlier to occur of (i) the termination by Company of Executive’s employment with Company, or (ii) March 15, 2008 (the “Retention Term”).

The Retention Agreement provides that that so long as Executive is employed during the Retention Term, Executive shall be entitled to receive from Company the following compensation and benefits:

(i)        A base salary in the annualized amount of four hundred fifteen thousand dollars ($415,000) (the “Base Salary”), less withholding for federal and state taxes and less appropriate payroll deductions.

(ii)       Executive shall continue to receive awards of Restricted Stock Units (“RSUs”) and outperform stock appreciation rights (the “Cliff Vest OSOs”). The amount of all such awards shall be established by the Compensation Committee of Level 3 Inc. at levels substantially consistent with Company’s prior practice for the Chief Financial Officer. Executive acknowledged that he must be actively employed on the grant or award dates to be eligible to receive the RSU and Cliff Vest OSO awards. All of Executive’s RSUs, Cliff Vest OSO awards, and outperform stock options granted prior to October 15, 2007 (the “Prior OSOs” and together with the Cliff Vest OSOs, the “OSOs”) shall vest in accordance with their respective terms and conditions.

(iii)      Executive agreed that any discretionary bonus amount determined by the Compensation Committee of Level 3 Inc. for calendar year 2007 shall only be paid to Executive as a severance benefit in accordance with the terms of the Retention Agreement. Executive further agreed that he will not be eligible for any bonus for calendar year 2008.

If Executive remains employed with Company for the full duration of the Retention Term, provided Executive’s employment is not terminated by Company for cause (as defined in the Retention Agreement), and provided further that Executive otherwise substantially complies with the material terms of the Retention Agreement, including the execution of a separation agreement, Executive shall receive from Company the following severance benefits within ten (10) days after the date his employment with Company terminates:

                (i)       The remaining unpaid amount of his Base Salary through March 15, 2008.

(ii)       An additional amount of four hundred fifteen thousand dollars ($415,000), equal to twelve (12) months’ Base Salary.

(iii)      The full amount of any discretionary bonus awarded to Executive for calendar year 2007, as such bonus amount is determined in the sole discretion of the Compensation Committee of Level 3 Inc.

(iv)      Executives 440,016 RSUs, which remain restricted as of October 15, 2007, and, to the extent that Executive is employed with Company on a future RSU award date during the Retention Term, any additional RSUs awarded (the number of which is currently estimated to be approximately 29,436 RSUs) will have the restrictions on transfer accelerated to the last day of the Retention Term. Executive will not be entitled to any additional vesting under any of Level 3 Inc.’s or any other stock plans, stock option plans, or other benefit plans, including any OSOs.

Executive shall be eligible for the compensation and benefits described above upon his execution of a Separation Agreement and General Release in the form attached to the Retention Agreement (the “Separation Agreement”).

The compensation and benefits payable pursuant to the Retention Agreement are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance issued thereunder. However, to the extent any compensation and benefits payable under the Retention Agreement are subject to and not otherwise exempt from Code Section 409A, if Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of his separation from service with Company, no distribution of such compensation and benefits shall be made or commence under this Agreement sooner than the date six months from Executive’s separation from service (or, if earlier, the date of the Executive’s death). In such case, any payments that were otherwise required to be made within such period shall be accumulated and paid in a single lump sum on the first day of the month immediately following the end of such period.

The Retention Agreement also contains provisions relating to Executive’s agreement to not solicit Company’s customers and employees and Executive’s and Company’s agreement not to disparage the other.

The Retention Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”). The descriptions of the material terms of the Retention Agreement contained in this Current Report are qualified in their entirety by reference to such exhibit.

Item 8.01	Other Events.

On October 15, 2007, Level 3 Inc. issued a press release regarding its decision to begin a search for a new chief financial officer. During the time period that Level 3 Inc. is conducting its search, its current chief financial officer, Sunit S. Patel, is expected to remain in that position. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits

	10.1	Retention Agreement, dated October 15, 2007, between Level 3 Communications, LLC and Sunit S. Patel.
	99.1	Press Release dated October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein

Neil J. Eckstein, Senior Vice President

Date: October 17, 2007